Exhibit 10.27

AMENDMENT NO. TWO TO LOAN AGREEMENT

This Amendment No. Two (the “Amendment”) dated as of June 6, 2005, is between Bank of America, N.A. (the “Bank”) and Thomas Group, Inc. (the “Borrower”).

RECITALS

A.  The Bank and the Borrower entered into a certain Loan Agreement dated as of July 21, 2004 (together with any previous amendments, the “Agreement”).

B.  The Bank and the Borrower desire to amend the Agreement.

AGREEMENT

1.  Definitions.  Capitalized terms used but not defined in this Amendment shall have the meaning given to them in the Agreement.

2.  Amendments.  The Agreement is hereby amended as follows:

(a)          Paragraph number 1.1 is hereby amended to read in its entirety as follows:

1.1           “Borrowing Base” means the sum of:

(a)          80% of the balance due on Acceptable Commercial Receivables; and

(b)         90% of the balance due on Eligible Prime Government Receivables; and

(c)          80% of the balance due on Eligible Sub Contractor or other Government Receivables.

After calculating the Borrowing Base as provided above, the Bank may deduct such reserves as the Bank may establish from time to time in its reasonable credit judgment, including, without limitation, reserves for rent at leased locations subject to statutory or contractual landlord’s liens, inventory shrinkage, dilution, customs charges, warehousemen’s or bailee’s charges, liabilities to growers of agricultural products which are entitled to lien rights under the federal Perishable Agricultural Commodities Act or any applicable state law, and the amount of estimated maximum exposure, as determined by the Bank from time to time, under any interest rate contracts which the Borrower enters into with the Bank (including interest rate swaps, caps, floors, options thereon, combinations thereof, or similar contracts).

(b)  Paragraph number 1.6, entitled “Overadvance Limit” is hereby deleted in its entirety

(c)  Paragraph number 7.7, entitled “Subordination Agreements” is hereby deleted in its entirety.

(d)  Paragraph number 9.2 is hereby amended to read in its entirety as follows:

9.2 Minimum EBITDA Amount.  To maintain on a consolidated basis a minimum EBITDA amount of not less than $1,700,000.

“EBITDA” means net income, less income or plus loss from discontinued operations and extraordinary items, plus income taxes, plus interest expense, plus depreciation, depletion, and amortization.

This minimum EBITDA amount will be calculated at the end of each reporting period for which the Bank requires financial statements, using the results of the twelve-month period ending with that reporting period.

(e)  Paragraph number 9.3 is hereby amended to read in its entirety as follows:

9.3  Funded Debt to EBITDA Ratio.  To maintain on a consolidated basis a ratio of Funded Debt to EBITDA not exceeding 2.5:1.0.

“Funded Debt” means all outstanding liabilities for borrowed money and other interst-bearing liabilities, including current and long term debt, less the non-current portion of Subordinated Liabilities.

“EBITDA” means net income, less income or plus loss from discontinued operations and extraordinary items, plus income taxes, plus interest expense, plus depreciation, depletion, and amortization.

This ratio will be calculated at the end of each reporting period for which the Bank requires financial statements, using the results of the twelve-month period ending with that reporting period.

“Subordinated Liabilities” means liabilities subordinated to the Borrower’s obligations to the Bank in a manner acceptable to the Bank in its sole discretion.

3.  Representations and Warranties.  When the Borrower signs this Amendment, the Borrower represents and warrants to the Bank that:  (a) there is no event which is, or with notice or lapse of time or both would be, a default under the Agreement except those events, if any, that have been disclosed in writing to the Bank or waived in writing by the Bank, (b) the representations and warranties in the Agreement are true as of the date of this Amendment as if made on the date of this Amendment, (c) this Amendment does not conflict with any law, agreement, or obligation by which the Borrower is bound.

4.  Conditions.  This Amendment will be effective when the Bank receives the following items, in form and content acceptable to the Bank:

(a)  If the Borrower or any guarantor is anything other than a natural person, evidence that the execution, delivery and performance by the Borrower and/or such guarantor of this Amendment and any instrument or agreement required under this Amendment have been duly authorized.

(b)  Payment by the Borrower of a loan documentation fee in the amount of Five Thousand Dollars ($5,000.00).

5.  Effect of Amendment.  Except as provided in this Amendment, all of the terms and conditions of the Agreement shall remain in full force and effect.

6.  Counterparts.  This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument.

7.  FINAL AGREEMENT.  BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT:  (A) THIS DOCUMENT REPRESENTS THE FINAL AGREEMENT BETWEEN PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF, (B) THIS DOCUMENT SUPERSEDES ANY COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS RELATING TO THE SUBJECT MATTER HEREOF, UNLESS SUCH COMMITMENT LETTER, TERM SHEET OR OTHER WRITTEN OUTLINE OF TERMS AND CONDITIONS EXPRESSLY PROVIDES TO THE CONTRARY, (C) THERE ARE NO

UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (D) THIS DOCUMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

8.  Notice of Final Agreement.  THIS WRITTEN AGREEMENT AND THE LOAN DOCUMENTS EXECUTED IN CONNECTION HEREWITH REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

This Amendment is executed as of the date stated at the beginning of this Amendment.

Borrower:	Bank:

Thomas Group, Inc.	Bank of America, N.A.

By	By
James T. Taylor, CEO/President	Authorized Signer